Exhibit 99.1

OVERSEAS SHIPHOLDING GROUP REPORTS
FIRST QUARTER 2019 RESULTS

Tampa, FL – May 9, 2019 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”) a provider of energy transportation services for crude oil and petroleum products in the U.S. Flag markets, today reported results for the first quarter 2019.

Highlights

•
Net income for the first quarter 2019 was $3.2 million, or $0.04 per diluted share, compared with net income of $3.7 million, or $0.04 per diluted share, for the first quarter 2018. The Company's 2019 first quarter net income of $3.2 million compares to a $5.2 million loss in the 2018 fourth quarter.

•
Shipping revenues for the first quarter 2019 were $87.7 million, down 13.2% compared with the same period in 2018. Time charter equivalent (TCE) revenues(A), a non-GAAP measure, for the first quarter 2019 were $82.8 million, down 6.8% compared with the first quarter 2018. First quarter 2019 TCE revenues exceeded fourth quarter 2018 by 3.6%.

•	First quarter 2019 Adjusted EBITDA(B), a non-GAAP measure, was $23.6 million, down 15.5% from $28.0 million in the first quarter 2018. Adjusted EBITDA increased 2.2% from the fourth quarter 2018.

•	Total cash(C) was $75.8 million as of March 31, 2019.

•
In January 2019, we entered into a 10-year bareboat charter party agreement for a U.S. flagged product tanker and we exercised an option to construct a second approximately 204,000 BBL, oil and chemical tank barge for anticipated delivery to the Company during the second half of 2020.

Mr. Sam Norton, President and CEO, stated, “Our first quarter financial performance is evidence of the developing recovery of OSG’s earnings power, as improved charter terms for our conventional tanker fleet counterbalanced the retirement of aging tonnage as part of our ongoing fleet renewal efforts. Time charter contracts fixed during the second half of 2018, coupled with active interest in the few spot days available, led utilization rates for the combined conventional tanker and ATB fleet to exceed 95% of available operating days during the quarter. In line with tightening supply availability, we are seeing the benefits of both an improved rate environment and better utilization rates. In particular, conventional tanker TCE earnings have improved 5% from the 4th quarter of 2018 and more than 25% from their 3rd quarter levels. Meanwhile, our niche businesses continued to perform in-line with our expectations, providing a solid foundation of industrial business that underlies our growth and margin expansion initiatives.”

Mr. Norton added, “We are confident in the strong, tangible fundamentals underlying the Jones Act and U.S. Flag energy transportation markets in which we operate. We anticipate that the full effects of our high operating leverage will be more fully expressed in the latter part of 2019 and into 2020, alongside the additional earnings contribution we expect from our newly built ATBs and MR tankers delivering over the next 18 months. All in all, we remain extremely upbeat about the future and the promise of improving earnings in our core businesses.”

First Quarter 2019 Results

Shipping revenues were $87.7 million for the quarter, down 13.2% compared with the first quarter of 2018. TCE revenues for the first quarter of 2019 were $82.8 million, a decrease of $6.0 million, or 6.8%, compared with the first quarter of 2018. This decrease reflected two fewer vessels in operation in the first quarter of 2019 when compared to the 2018 first quarter and a decrease in spot market charters as our fleet moved to long-term time charters.

A, B, C Reconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release starting on Page 7.

Operating income for the first quarter of 2019 was $9.7 million, compared to operating income of $13.6 million in the first quarter of 2018.

Net income for the first quarter 2019 was $3.2 million, or $0.04 per diluted share, compared with net income of $3.7 million, or $0.04 per diluted share, for the first quarter 2018.

Adjusted EBITDA was $23.6 million for the first quarter, a decrease of $4.4 million compared with the first quarter of 2018, driven primarily by the decline in TCE revenues.

Conference Call

The Company will host a conference call to discuss its 2019 first quarter results at 11:00 a.m. Eastern Time (“ET”) on Thursday, May 9, 2019.

To access the call, participants should dial (844) 850-0546 for domestic callers and (412) 317-5203 for international callers. Please dial in ten minutes prior to the start of the call.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at http://www.osg.com/

An audio replay of the conference call will be available starting at 1:00 p.m. ET on Thursday, May 9, 2019 by dialing (877) 344-7529 for domestic callers and (412) 317-0088 for international callers, and entering Access Code 10131358.

About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded tanker company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 21-vessel U.S. Flag fleet consists of five ATBs, two lightering ATBs, three shuttle tankers, nine MR tankers, and two non-Jones Act MR tankers that participate in the U.S. MSP. OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This release contains forward-looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company’s prospects, its ability to retain and effectively integrate new members of management, the delivery timelines for the Company's new vessels, and the performance of the Company's niche and core businesses. Forward-looking statements are based the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Annual Report on Form 10-K for OSG and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward-looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:
Susan Allan, Overseas Shipholding Group, Inc.
(813) 209-0620
sallan@osg.com

Consolidated Statements of Operations
($ in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Shipping Revenues:

Time and bareboat charter revenues	$63,120	$53,895
Voyage charter revenues	24,617	47,135
	87,737	101,030

Operating Expenses:
Voyage expenses	4,984	12,252
Vessel expenses	32,446	33,505
Charter hire expenses	22,298	22,547
Depreciation and amortization	12,478	12,372
General and administrative	5,674	6,783
Loss on disposal of vessels and other property, including impairments	117	—
Total operating expenses	77,997	87,459
Operating income	9,740	13,571
Other income/(expense)	355	(631)
Income before interest expense, reorganization items and income taxes	10,095	12,940
Interest expense	(6,506)	(8,076)
Income before income taxes	3,589	4,864
Income tax provision	(392)	(1,202)
Net income	$3,197	$3,662

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	89,004,947	88,105,439
Diluted - Class A	89,421,143	88,620,596
Per Share Amounts:
Basic and diluted net income - Class A	$0.04	$0.04

Consolidated Balance Sheets
($ in thousands)

	March 31, 2019	December 31, 2018
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$75,602	$80,417
Restricted cash	59	59
Voyage receivables, including unbilled of $8,400 and $10,160	26,799	16,096
Income tax receivable	505	439
Other receivables	1,452	3,027
Prepaid expenses	1,751	9,886
Inventories and other current assets	2,465	2,456
Total Current Assets	108,633	112,380
Vessels and other property, less accumulated depreciation	598,407	597,659
Deferred drydock expenditures, net	24,105	26,099
Total Vessels, Other Property and Deferred Drydock	622,512	623,758
Restricted cash - non current	140	165
Investments in and advances to affiliated companies	38	3,585
Intangible assets, less accumulated amortization	35,267	36,417
Operating lease right-of-use assets	247,262	—
Other assets	50,411	51,425
Total Assets	$1,064,263	$827,730

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$30,571	$34,678
Current portion of operating lease liabilities	81,897	—
Current installments of long-term debt	26,306	23,240
Total Current Liabilities	138,774	57,918
Reserve for uncertain tax positions	218	220
Noncurrent operating lease liabilities	181,211	—
Long-term debt	315,211	322,295
Deferred income taxes, net	73,373	73,365
Other liabilities	21,463	44,464
Total Liabilities	730,250	498,262

Equity:
Common stock - Class A ($0.01 par value; 166,666,666 shares authorized; 85,292,751 and 84,834,790 shares issued and outstanding)	853	848
Paid-in additional capital	589,086	587,826
Accumulated deficit	(248,817)	(252,014)
	341,122	336,660
Accumulated other comprehensive loss	(7,109)	(7,192)
Total Equity	334,013	329,468
Total Liabilities and Equity	$1,064,263	$827,730

Consolidated Statements of Cash Flows
($ in thousands)

	Three Months Ended March 31,
	2019	2018
Cash Flows from Operating Activities:
Net income	$3,197	$3,662
Items included in net income not affecting cash flows:
Depreciation and amortization	12,478	12,372
Loss on disposal of vessels and other property, including impairments	117	—
Amortization of debt discount and other deferred financing costs	510	1,106
Compensation relating to restricted stock awards and stock option grants	309	793
Deferred income tax provision	111	1,492
Other – net	231	645
Distributed earnings of affiliated companies	3,548	3,747
Payments for drydocking	(1,342)	(2,037)
Changes in operating assets and liabilities	(8,040)	(1,789)
Loss on extinguishment of debt, net	—	981
Net cash provided by operating activities	11,119	20,972
Cash Flows from Investing Activities:
Expenditures for vessels and vessel improvements	(10,955)	—
Expenditures for other property	(588)	—
Net cash used in investing activities	(11,498)	—
Cash Flows from Financing Activities:
Payments on debt	(4,167)	(28,166)
Extinguishment of debt	—	(47,000)
Tax withholding on share-based awards	(294)	(359)
Net cash used in financing activities	(4,461)	(75,525)
Net decrease in cash, cash equivalents and restricted cash	(4,840)	(54,553)
Cash, cash equivalents and restricted cash at beginning of period	80,641	166,269
Cash, cash equivalents and restricted cash at end of period	$75,801	$111,716

Spot and Fixed TCE Rates Achieved and Revenue Days

The following tables provides a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three months ended March 31, 2019 and the comparable period of 2018. Revenue days in the quarter ended March 31, 2019 totaled 1,784 compared with 1,932 in the prior year quarter. A summary fleet list by vessel class can be found later in this press release.

	2019		2018
Three Months Ended March 31, 2019	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$27,940	$56,863	$41,227	$64,947
Revenue days	90	982	337	720
Non-Jones Act Handysize Product Carriers:
Average rate	$25,898	$12,097	$35,900	$62,542
Revenue days	113	67	172	8
ATBs:
Average rate	$20,992	$21,557	$12,230	$22,979
Revenue days	86	266	261	261
Lightering:
Average rate	$72,905	$—	$70,925	$—
Revenue days	180	—	173	—

Fleet Information

As of March 31, 2019, OSG’s operating fleet consisted of 21 vessels, 11 of which were owned, with the remaining vessels chartered-in. Vessels chartered-in are on Bareboat Charters.

Vessel Type	Vessels Owned	Vessels Chartered-In	Total Vessels	Total dwt (2)
Handysize Product Carriers (1)	4	10	14	664,490
Refined Product ATBs	5	—	5	141,612
Lightering ATBs	2	—	2	91,112
Total Operating Fleet	11	10	21	897,214

(1)	Includes two owned shuttle tankers, one chartered-in shuttle tanker and two owned U.S. Flag Product Carriers that trade internationally.

(2)	Total dwt is defined as aggregate deadweight tons for all vessels of that type.

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures may provide certain investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. Time charter equivalent revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follow:

	Three Months Ended March 31,
	2019	2018
Time charter equivalent revenues	$82,753	$88,778
Add: Voyage expenses	4,984	12,252
Shipping revenues	$87,737	$101,030

 Vessel Operating Contribution

Vessel operating contribution, a non-GAAP measure, is TCE revenues minus vessel expenses and charter hire expenses.

Our “niche market activities”, which includes Delaware Bay lightering, MSP vessels and shuttle tankers, continue to provide a stable operating platform underlying our total US Flag operations. These vessels’ operations are insulated from the forces affecting the broader Jones Act market.

The following table sets forth the contribution of our vessels:

	Three Months Ended March 31,
($ in thousands)	2019	2018
Niche Market Activities	$22,602	$27,908
Jones Act Handysize Tankers	2,439	2,309
ATBs	2,968	2,509
Vessel Operating Contribution	28,009	32,726
Depreciation and amortization	12,478	12,372
General and administrative	5,674	6,783
Loss on disposal of vessels and other property, including impairments	117	—
Operating income	$9,740	$13,571

(B) EBITDA and Adjusted EBITDA

EBITDA represents net (loss)/income from continuing operations before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted to exclude amortization classified in charter hire expenses, interest expense classified in charter hire expenses, gain/(loss) on disposal of vessels and other property, including impairments, loss on repurchases and extinguishment of debt, non-cash stock based compensation expense and the impact of other items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net (loss)/income or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The following table reconciles net income/(loss) from continuing operations as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA. Prior periods have been adjusted to conform to current year presentation.

	Three Months Ended March 31,
($ in thousands)	2019	2018
Net income	$3,197	$3,662
Income tax provision	392	1,202
Interest expense	6,506	8,076
Depreciation and amortization	12,478	12,372
EBITDA	22,573	25,312
Amortization classified in charter hire expenses	231	465
Interest expense classified in charter hire expenses	404	433
Non-cash stock based compensation expense	309	793
Loss on disposal of vessels and other property, including impairments	117	—
Loss on extinguishment of debt, net	—	981
Adjusted EBITDA	$23,634	$27,984

(C) Total Cash

($ in thousands)	March 31, 2019	December 31, 2018
Cash and cash equivalents	$75,602	$80,417
Restricted cash - current	59	59
Restricted cash – non-current	140	165
Total Cash	$75,801	$80,641